UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2013

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2013, Titan International, Inc. (“Titan” or the “Company”) issued $325.0 million aggregate principal amount of 7.875% Senior Secured Notes due 2017 (the “Notes”) pursuant to an Indenture, dated as of October 1, 2010 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 11, 2013 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Company had previously issued $200.0 million aggregate principal amount of its 7.875% Senior Secured Notes due 2017 pursuant to the Base Indenture (the “Existing Notes” and together with the Notes, the “Combined Notes”).  The Notes were offered by the initial purchasers only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States in compliance with Regulation S.  The Notes form a single series with the Existing Notes and will vote as one class under the Indenture.  However, until such time as the Notes become freely transferable under the Securities Act of 1933, as amended, the Notes will have a restricted CUSIP and will not trade together with the Existing Notes.

The Combined Notes will mature on October 1, 2017 and bear interest at the rate of 7.875% per annum. Titan may redeem all or a portion of the Combined Notes at any time on or after October 1, 2013, at a premium decreasing ratably to zero, plus accrued and unpaid interest. In addition, prior to October 1, 2013, Titan may redeem up to 35% of the aggregate principal amount of the Combined Notes at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest on the Combined Notes redeemed to the redemption date, with the net cash proceeds of one or more equity offerings by Titan; provided that: (1) at least 65% of the aggregate principal amount of Combined Notes originally issued under the Indenture (excluding Combined Notes held by Titan and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 180 days of the date of the closing of such equity offering. Titan may also redeem the Combined Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and a make-whole premium.

The Combined Notes and the related guarantees are secured by first priority liens, subject to permitted liens, on certain collateral, which consists of Titan’s fee title, right and interest in and to the real estate on and buildings in which its domestic manufacturing facilities are located, in Des Moines, Iowa; Freeport, Illinois; Quincy, Illinois; and Bryan, Ohio. The guarantors of the Combined Notes are certain of the Company’s subsidiaries that own the interest in such collateral, which consist of Titan Wheel Corporation of Illinois, an Illinois corporation; Titan Tire Corporation, an Illinois corporation; Titan Tire Corporation of Freeport, an Illinois corporation; and Titan Tire Corporation of Bryan, an Ohio corporation (collectively, the “Guarantors”).  The Supplemental Indenture provides that within 30 days after the date of the issuance of the Notes, Titan and the Guarantors will be required to file amendments to the mortgages securing the Combined Notes to reflect the increase in the aggregate principal amount secured from $200.0 million to $525.0 million.

The Indenture contains covenants that, among other things, limit the ability of Titan and its restricted subsidiaries to incur additional indebtedness, make certain dividends, redeem stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with Titan’s affiliates. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. The Indenture also provides for customary events of default. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to Titan, any significant restricted subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant restricted subsidiary, all Combined Notes then outstanding will become due and payable immediately without further action or notice.

In connection with the issuance of the Notes, Titan, the Guarantors and Goldman Sachs & Co. and Jefferies LLC, as representatives of the initial purchasers of the Notes, entered into an Exchange and Registration Rights Agreement dated March 11, 2013 with respect to the Notes (the “Registration Rights Agreement), obligating Titan and the Guarantors to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission so that, upon effectiveness of such registration statement, holders of the Notes may exchange the Notes for registered notes having substantially the same terms as the Notes, and exchange the related guarantees for registered guarantees having substantially the same terms as the original guarantees.  Titan and the Guarantors will use commercially reasonable efforts to cause the exchange offers to be completed within 270 days after the issuance of the Notes.  Holders of the Notes will be entitled to the payment of additional interest if Titan and the Guarantors do not comply with these obligations within the specified time periods.

The foregoing description is not complete and is qualified in its entirety by the Base Indenture, the Supplemental Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1(a)	Indenture, dated as of October 1, 2010, among the Company, the Guarantors named therein, the Trustee and the Collateral Trustee.
Exhibit 4.2*	First Supplemental Indenture, dated as of March 11, 2013, among the Company, the Guarantors named therein, the Trustee and the Collateral Trustee.
Exhibit 4.3*
Exchange and Registration Rights Agreement dated March 11, 2013 among the Company, the Guarantors named therein, and Goldman Sachs & Co. and Jefferies LLC as representatives of the Initial Purchasers named therein.

Exhibit 4.4(b)	Form of Note.
Exhibit 4.5(c)	Form of Regulation S Temporary Global Note.
Exhibit 4.6(d)	Form of Notation of Guarantee relating to the Notes.
*    Filed herewith.
(a)  Incorporated by reference to the same numbered exhibit contained in the Company’s Current Report on Form 8-K filed October 5, 2010.  (No. 1-12936).
(b)  Filed as Exhibit A1 to Exhibit 4.2.
(c)  Filed as Exhibit A2 to Exhibit 4.2.
(d)  Filed as Exhibit D to Exhibit 4.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	March 12, 2013	By:	/s/ Paul G. Reitz
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)